Exhibit J

Consent of Independent Auditors

Deloitte & Touche LLP

CONSENT OF INDEPENDENT AUDITORS

Fund for Tax-Free Investors, Inc.:

 We consent to the incorporation by reference in this Post-Effective Amendment No. 19 to Registration Statement No. 2-83299 and 811-3720 of our report dated January 22, 2001, appearing in the Annual Report of Fund for Tax-Free Investors, Inc. for the year ended December 31, 2000 and to the reference to us under the caption "Financial Highlights" appearing in the Prospectuses, which are also a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
April 27, 2001